Exhibit 1

JOINT FILING AGREEMENT

The undersigned hereby agree and consent, pursuant to Rule 13d-1(k), to the joint filing of all Schedules 13D and/or Schedules 13G (including any amendments thereto) on behalf of such parties with respect to the Issuer.

SIGNATURE

After reasonable inquiry and to the best of my knowledge and belief, I certify that the information set forth in this statement is true, complete and correct.

TELEPHONE & DATA SYSTEMS INC VOTING TRUST 1989

Signature:	/s/ Walter C. D. Carlson
Name/Title:	Walter C. D. Carlson, Trustee
Date:	08/05/2025

Signature:	/s/ Letitia G. Carlson, M.D.
Name/Title:	Letitia G. Carlson, M.D.
Date:	08/05/2025

Signature:	/s/ Prudence E. Carlson
Name/Title:	Prudence E. Carlson
Date:	08/05/2025

Signature:	/s/ Anthony J.M. Carlson
Name/Title:	Anthony J.M. Carlson
Date:	08/05/2025

APPENDIX A

Trustees of the Voting Trust

(I)	(a)	Name:
Walter C. D. Carlson
	(b)	Business Address:
Telephone and Data Systems, Inc. 30 North LaSalle Street Suite 4000 Chicago, Illinois 60602
	(c)	Present Principal Occupation or Employment:
President and Chief Executive Officer of Telephone and Data Systems, Inc.
	(f)	Citizenship:
United States
(II)	(a)	Name:
Letitia G. Carlson, M.D.
	(b)	Business Address:
Telephone and Data Systems, Inc. 30 North LaSalle Street Suite 4000 Chicago, Illinois 60602
	(c)	Present Principal Occupation or Employment:
Physician and Clinical Professor at George Washington University Medical Faculty
	(f)	Citizenship:
United States
(III)	(a)	Name:
Prudence E. Carlson
	(b)	Business Address:
Telephone and Data Systems, Inc. 30 North LaSalle Street Suite 4000 Chicago, Illinois 60602
	(c)	Present Principal Occupation or Employment:
Writer, art critic and art consultant
	(f)	Citizenship:
United States
(IV)	(a)	Name:
Anthony J.M. Carlson
	(b)	Business Address:
Telephone and Data Systems, Inc. 30 North LaSalle Street Suite 4000 Chicago, Illinois 60602
	(c)	Present Principal Occupation or Employment:
Vice President of Organizational Transformation at TDS Telecommunications LLC
	(f)	Citizenship:
United States

APPENDIX B

Name	Number of Common Shares Beneficially Owned As of August 1, 2025	Percent of Class of Common Shares
Walter C. D. Carlson	249,900 (1)	*
Letitia G. Carlson, M.D.	220,875 (2)	*
Prudence E. Carlson	539,989 (3)	*
Anthony J.M. Carlson	31,621 (4)	*

*Less than 1% of class. All of such ownership involves sole power to vote or dispose of unless otherwise indicated below.

(1) Includes 28,807 Common Shares that may be acquired upon conversion of Series A Common Shares held outside of the Voting Trust and 221,093 Common Shares held outside of the Voting Trust. Does not include (i) 1,690,654 Series A Common Shares and 1,397,035 Common Shares held in the TDS Voting Trust for the benefit of Walter C.D. Carlson, his spouse and/or their descendants (individually or through family partnerships, grantor retained annuity trusts, custodial arrangements and otherwise), of which 283,241 Series A Common Shares and 420,884 Common Shares, respectively, are held for the benefit of Walter C.D. Carlson, or (ii) 756,243 Series A Common Shares and 693,677 Common Shares held by a family partnership in such TDS Voting Trust for the benefit of descendants and family members of LeRoy T. Carlson and his spouse, of which Walter C.D. Carlson is a general partner. Beneficial ownership is disclaimed with respect to shares held for the benefit of persons other than Mr. Carlson in the Voting Trust.

(2) Includes 28,467 Common Shares that may be acquired upon conversion of Series A Common Shares held outside of the Voting Trust and 192,408 Common Shares held outside of the Voting Trust. Does not include (i) 1,344,116 Series A Common Shares and 1,226,885 Common Shares held in the TDS Voting Trust for the benefit of Letitia G. Carlson, M.D., her spouse and/or their descendants (individually or through family partnerships, grantor retained annuity trusts, custodial arrangements and otherwise), of which 923,725 Series A Common Shares and 114,219 Common Shares are held for the benefit of Letitia G. Carlson, M.D., or (ii) 756,243 Series A Common Shares and 693,677 Common Shares held by a family partnership in such TDS Voting Trust for the benefit of descendants and family members of LeRoy T. Carlson and his spouse, of which Letitia G. Carlson, M.D. is a general partner. Beneficial ownership is disclaimed with respect to shares held for the benefit of persons other than Dr. Carlson in the Voting Trust.

(3) Includes 118,023 Common Shares that may be acquired upon conversion of Series A Common Shares held outside of the Voting Trust and 321,966 Common Shares held outside of the Voting Trust. Also includes 100,000 Common Shares that may be acquired upon conversion of Series A Common Shares by trusts for which Prudence E. Carlson serves as trustee. Does not include (i) 1,193,965 Series A Common Shares and 941,002 Common Shares held in the TDS Voting Trust for the benefit of Prudence E. Carlson, her spouse and/or their descendants (individually or through family partnerships, grantor retained annuity trusts, custodial arrangements and otherwise), of which 52,202 Series A Common Shares and 68,569 Common Shares are held for the benefit of Prudence E. Carlson, or (ii) 756,243 Series A Common Shares and 693,677 Common Shares held by a family partnership in such TDS Voting Trust for the benefit of descendants and family members of LeRoy T. Carlson and his spouse, of which Prudence E. Carlson is a general partner. Beneficial ownership is disclaimed with respect to shares held for the benefit of persons other than Ms. Carlson in the Voting Trust.

(4) Includes 31,621 Common Shares held outside of the Voting Trust. Does not include (i) 77,199 Series A Common Shares and 71,172 Common Shares held in the TDS Voting Trust.